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                                                                       Exhibit Q

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
                                                   December 31, 1999

                                                             Value of                                   Total
                                                           Registrant's                                Offering
                                                       Portfolio Securities          Outstanding         Price
                                                         and Other Assets             Securities        Per Unit
State Street Research Growth Portfolio                    $3,623,315,646              92,575,151         39.14
State Street Research Income Portfolio                    $  477,879,699              40,899,707         11.68
State Street Research Money Market Portfolio              $   51,544,991               4,983,562         10.34
State Street Research Diversified Portfolio               $2,874,411,645             157,291,656         18.27
State Street Research Aggressive Growth Portfolio         $1,600,840,700              41,639,729         38.45
MetLife Stock Index Portfolio                             $4,205,201,687             103,608,352         40.59
Putnam International Stock Portfolio                      $  317,830,871              22,911,816         13.87
Loomis Sayles High Yield Bond Portfolio                   $   61,701,369               6,787,498          9.09
Janus Mid Cap Portfolio                                   $1,931,797,054              52,874,145         36.54
T. Rowe Price Small Cap Growth Portfolio                  $  269,517,642              17,130,944         15.73
Scudder Global Equity Portfolio                           $  171,714,421              11,518,807         14.91
Harris Oakmark Large Cap Value Portfolio                  $   38,377,529               4,297,077          8.93
Neuberger Berman Partners Mid Cap Value Portfolio         $   38,721,989               3,234,601         11.97
T. Rowe Price Large Cap Growth Portfolio                  $   51,401,516               3,833,421         13.41
Lehman Brothers Aggregate Bond Index Portfolio            $  129,338,660              13,680,253          9.45
Morgan Stanley EAFE Index Portfolio                       $   82,354,915               6,175,602         13.34
Russell 2000 Index Portfolio                              $  111,728,632               8,921,351         12.52
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